Exhibit 99.1

Groupon Announces First Quarter 2016 Results

Adds nearly 1 million new customers, boosts AEBITDA Guidance

•	Gross billings of $1.47 billion

•	Revenue of $732.0 million

•	Adjusted EBITDA of $31.3 million

•	GAAP loss per share of $0.08; non-GAAP loss per share of $0.01

•	Operating Cash Flow of $179.4 million for the trailing twelve month period; Free Cash Flow of $93.8 million for the trailing twelve month period

•	Affirming fiscal year 2016 revenue guidance of $2.75 billion to $3.05 billion and increased 2016 expected Adjusted EBITDA range to $85 million to $135 million

CHICAGO - (BUSINESS WIRE) - April 28, 2016 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended March 31, 2016.

“We started the year making continued strides toward becoming a daily habit in local commerce,” said CEO Rich Williams. “We sold the billionth Groupon in the first quarter and gained momentum on each of our strategic priorities, with customer growth and gross profit margin improvements highlighting our progress. Our business fundamentals and operational efficiency keep improving as our marketplace matures to become the largest and most effective of its kind.”

First Quarter 2016 Summary

•
Gross Billings were $1.47 billion in the first quarter, down 5% from $1.55 billion in the first quarter of 2015, or 3% excluding the unfavorable impact of year-over-year changes in foreign exchange rates. The reduction in Gross Billings includes our continued restructuring efforts, country closures, and our initiative to de-emphasize low margin Shopping offerings. North America gross billings increased 5%, EMEA declined by 12%, and Rest of World declined by 17% on the same F/X neutral basis. Gross billings reflect the total dollar value of customer purchases of goods and services.

•
Revenue was $732.0 million in the first quarter 2016, compared with $750.4 million in the first quarter 2015. Revenue decreased 2% globally, or less than 1% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America revenue increased 4%, EMEA declined 10% and Rest of World declined 8%.

•
Gross profit was $339.3 million in the first quarter 2016, compared with $347.4 million in the first quarter 2015. Gross profit declined 2% globally, but was flat excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter.

•	Adjusted EBITDA, a non-GAAP financial measure, was $31.3 million in the first quarter 2016, compared with $72.4 million in the first quarter 2015.

•	Net loss attributable to common stockholders was $49.1 million, or $0.08 per share. Non-GAAP net loss attributable to common stockholders was $4.6 million, or $0.01 per share.

•
Global units declined 3% year-over-year to 52 million consistent with restructuring efforts in international segments. Units in North America increased 6%, EMEA units declined 7%, and Rest of World units declined 25%. Units are defined as vouchers and products sold before cancellations and refunds.

•	Operating cash flow for the trailing twelve months ended March 31, 2016 was $179.4

•
million. Free cash flow, a non-GAAP financial measure, was negative $96.7 million in the first quarter 2016, bringing free cash flow for the trailing twelve months ended March 31, 2016 to $93.8 million.

•
Cash and cash equivalents as of March 31, 2016 was $688.5 million, and we had no outstanding borrowings under our revolving credit facility. On April 4, the company issued $250 million in aggregate principal amount of senior convertible notes, the proceeds of which are not reflected in our cash balance as of March 31.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•	Groupon sold its one billionth unit in Q1. Groupon crossed the one billion-sold milestone with units sold of 52 million in the quarter and 6% unit growth in North America.

•	North America Gross Profit grew 11% year-over-year. North America gross profit grew 11% year-over-year to $215.9 million and gross margin increased to 23% of gross billings, a two-year high.

•
Shopping Gross Margins increased year-over-year in all segments for a second consecutive quarter. Shopping gross margins of 13.7% increased 310 basis points year-over-year with increases of 390 basis points in North America, 200 basis points in EMEA and 320 basis points in Rest of World. All segments recorded a second consecutive quarter of year-over-year increases as we made progress on our initiatives to de-emphasize low margin Shopping offerings and drive more efficiency from our logistics network.

•
North America added nearly 1 million active customers in the quarter. Marketing investments in customer acquisition resulted in an incremental 955,000 active customers in North America, as compared to the prior quarter, which is the highest quarterly increase in two years. North America reported 26.9 million active customers at March 31. Active customers are customers that have purchased a voucher or product within the last twelve months.

•
North America more than doubled active deals year-over-year. At the end of the first quarter 2016, on average, active deals were more than 700,000 globally and more than 425,000 in North America, an increase of over two-fold.

•	Global SG&A declined by $9m year-over-year on solid execution on our operational streamlining initiatives. SG&A in International markets declined by $18 million year-

over-year as we exited 17 countries under our restructuring plan and consolidated key shared service functions into regional centers to improve customer service while gaining operating leverage.

Share Repurchase
During the first quarter 2016, Groupon repurchased 18,820,000 shares of its Class A common stock for an aggregate purchase price of $63.4 million. Up to $93.6 million of Class A common stock was available for repurchase under Groupon’s share repurchase program as of March 31, 2016. In connection with the Company’s $250 million senior convertible notes issuance in April 2016, the Board of Directors approved a $200 million increase to its share repurchase program and extended the program through April 2018. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the programs may be discontinued or suspended at any time.

Outlook
Groupon’s outlook for 2016 reflects current foreign exchange rates, as well as expected marketing investments, continued progress on increasing Shopping margins, and a reduction of our international footprint. We continue to expect revenue of between $2.75 and $3.05 billion for the full year, and we are increasing the company’s expected 2016 adjusted EBITDA range to between $85 million and $135 million.

Groupon Names Michael Randolfi as Chief Financial Officer
In a separate release today, Groupon announced that it has named Michael Randolfi as its new Chief Financial Officer, succeeding interim CFO Brian Kayman.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CDT / 5:00 p.m. EDT, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Reguation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income attributable to common stockholders, non-GAAP earnings per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: interest income, interest expense, gains and losses related to minority investments, and foreign currency gains and losses. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Items That Are Unusual in Nature or Infrequently Occurring. During the three months ended March 31, 2016, items that we believe to be unusual in nature or infrequently occurring were charges related to our restructuring program. We exclude items that are unusual in nature or infrequently occurring because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	items that are unusual in nature or infrequently occurring,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations and

•	the income tax effect of those items.

We believe that excluding these items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to complete and realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of April 28, 2016. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, see, eat and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.

Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.

To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations                    Public Relations
Tom Grant                        Bill Roberts
312-999-3098                312-459-5191
ir@groupon

Groupon, Inc..
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the three months ended March 31, 2015. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended March 31,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)
	2016	2015
Gross Billings(1):
North America	$937,074	$893,977	4.8%	$(708)	4.9%
EMEA	392,227	459,189	(14.6)%	(13,120)	(11.7)%
Rest of World	142,709	198,835	(28.2)%	(21,873)	(17.2)%
Consolidated gross billings	$1,472,010	$1,552,001	(5.2)%	$(35,701)	(2.9)%

Revenue:
North America	$500,813	$479,882	4.4%	$(154)	4.4%
EMEA	188,970	216,220	(12.6)%	(6,268)	(9.7)%
Rest of World	42,188	54,254	(22.2)%	(7,702)	(8.0)%
Consolidated revenue	$731,971	$750,356	(2.5)%	$(14,124)	(0.6)%

Income (loss) from operations	$(47,333)	$5,295	(993.9)%	$(229)	(989.6)%
Income (loss) from continuing operations	$(45,596)	$(16,739)
Income (loss) from discontinued operations, net of tax	$—	$6,284
Net income (loss) attributable to Groupon, Inc.	$(49,119)	$(14,273)

Basic net income (loss) per share:
Continuing operations	$(0.08)	$(0.03)
Discontinued operations	—	0.01
Basic net income (loss) per share	$(0.08)	$(0.02)

Diluted net income (loss) per share:
Continuing operations	$(0.08)	$(0.03)
Discontinued operations	—	0.01
Diluted net income (loss) per share	$(0.08)	$(0.02)

Weighted average number of shares outstanding
Basic	582,751,678	676,382,937
Diluted	582,571,678	676,382,937

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2015.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015 (1)
Operating activities
Net income (loss)	$(45,596)	$(10,455)
Less: Income (loss) from discontinued operations, net of tax	—	6,284
Income (loss) from continuing operations	(45,596)	(16,739)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	30,143	26,266
Amortization of acquired intangible assets	4,654	5,934
Stock-based compensation	30,756	35,144
Restructuring-related long-lived asset impairments	45	—
Deferred income taxes	(2,310)	22
(Gain) loss, net from changes in fair value of contingent consideration	3,442	(279)
Loss from changes in fair value of investments	1,100	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	505	3,245
Accounts receivable	(3,223)	(8,901)
Prepaid expenses and other current assets	20,940	(2,513)
Accounts payable	(2,850)	2,244
Accrued merchant and supplier payables	(112,425)	(17,034)
Accrued expenses and other current liabilities	10,848	(2,470)
Other, net	(12,754)	18,688
Net cash provided by (used in) operating activities from continuing operations	(76,725)	43,607
Net cash provided by (used in) operating activities from discontinued operations	—	(24,355)
Net cash provided by (used in) operating activities	(76,725)	19,252

Net cash provided by (used in) investing activities from continuing operations	(20,778)	(19,443)
Net cash provided by (used in) investing activities from discontinued operations	—	(624)
Net cash provided by (used in) investing activities	(20,778)	(20,067)

Net cash provided by (used in) financing activities	(78,015)	(35,838)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	10,668	(30,199)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(164,850)	(66,852)
Less: Net increase (decrease) in cash classified within current assets held for sale	—	(25,722)
Net increase (decrease) in cash and cash equivalents	(164,850)	(41,130)
Cash and cash equivalents, beginning of period	853,362	1,016,634
Cash and cash equivalents, end of period	$688,512	$975,504

(1)
The Company adopted the guidance in Accounting Standards Update ("ASU") 2016-09, Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting, on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in a $2.9 million increase to net cash provided by operating activities and a corresponding increase to net cash used in financing activities in the condensed consolidated statement of cash flows for the period ended March 31, 2015, as compared to the amounts previously reported.

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Third party and other	$334,568	$360,121
Direct	397,403	390,235
Total revenue	731,971	750,356
Cost of revenue:
Third party and other	46,781	51,697
Direct	345,862	351,253
Total cost of revenue	392,643	402,950
Gross profit	339,328	347,406
Operating expenses:
Marketing	89,765	52,533
Selling, general and administrative	280,988	289,847
Restructuring charges	12,444	—
Acquisition-related expense (benefit), net	3,464	(269)
Total operating expenses	386,661	342,111
Income (loss) from operations	(47,333)	5,295
Other income (expense), net (1)	3,486	(19,927)
Income (loss) from continuing operations before provision (benefit) for income taxes	(43,847)	(14,632)
Provision (benefit) for income taxes	1,749	2,107
Income (loss) from continuing operations	(45,596)	(16,739)
Income (loss) from discontinued operations, net of tax	—	6,284
Net income (loss)	(45,596)	(10,455)
Net income attributable to noncontrolling interests	(3,523)	(3,818)
Net income (loss) attributable to Groupon, Inc.	$(49,119)	$(14,273)

Basic net income (loss) per share:
Continuing operations	$(0.08)	$(0.03)
Discontinued operations	—	0.01
Basic net income (loss) per share	$(0.08)	$(0.02)

Diluted net income (loss) per share:
Continuing operations	$(0.08)	$(0.03)
Discontinued operations	—	0.01
Diluted net income (loss) per share	$(0.08)	$(0.02)

Weighted average number of shares outstanding
Basic	582,751,678	676,382,937
Diluted	582,571,678	676,382,937

(1)	Other income (expense), net includes foreign currency gains (losses) of $6.5 million and $(19.5) million for the three months ended March 31, 2016 and 2015, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$688,512	$853,362
Accounts receivable, net	73,471	68,175
Prepaid expenses and other current assets	134,831	153,705
Total current assets	896,814	1,075,242
Property, equipment and software, net	193,036	198,897
Goodwill	291,747	287,332
Intangible assets, net	32,769	36,483
Investments (including $162.5 million and $163.7 million at March 31, 2016 and December 31, 2015, respectively, at fair value)	177,553	178,236
Deferred income taxes	4,254	3,454
Other non-current assets	22,507	16,620
Total Assets	$1,618,680	$1,796,264
Liabilities and Equity
Current liabilities:
Accounts payable	$21,970	$24,590
Accrued merchant and supplier payables	674,153	776,211
Accrued expenses and other current liabilities	406,578	402,724
Total current liabilities	1,102,701	1,203,525
Deferred income taxes	6,937	8,612
Other non-current liabilities	123,371	113,540
Total Liabilities	1,233,009	1,325,677
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 720,766,970 shares issued and 573,478,805 shares outstanding at March 31, 2016 and 717,387,446 shares issued and 588,919,281 shares outstanding at December 31, 2015	72	72
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Additional paid-in capital	1,997,930	1,964,453
Treasury stock, at cost, 147,288,165 shares at March 31, 2016 and 128,468,165 shares at December 31, 2015	(708,490)	(645,041)
Accumulated deficit	(953,542)	(901,292)
Accumulated other comprehensive income (loss)	48,354	51,206
Total Groupon, Inc. Stockholders' Equity	384,324	469,398
Noncontrolling interests	1,347	1,189
Total Equity	385,671	470,587
Total Liabilities and Equity	$1,618,680	$1,796,264

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
North America
Gross billings (1)	$937,074	$893,977
Revenue	$500,813	$479,882
Segment cost of revenue and operating expenses (2)(3)	512,261	455,216
Segment operating income (loss) (2)	$(11,448)	$24,666
Segment operating income (loss) as a percent of segment gross billings	(1.2)	2.8%
Segment operating income (loss) as a percent of segment revenue	(2.3)	5.1%

EMEA
Gross billings (1)	$392,227	$459,189
Revenue	$188,970	$216,220
Segment cost of revenue and operating expenses (2)(3)	183,054	196,568
Segment operating income (loss) (2)	$5,916	$19,652
Segment operating income (loss) as a percent of segment gross billings	1.5	4.3%
Segment operating income (loss) as a percent of segment revenue	3.1	9.1%

Rest of World
Gross billings (1)	$142,709	$198,835
Revenue	$42,188	$54,254
Segment cost of revenue and operating expenses (2)(3)	49,974	58,402
Segment operating income (loss) (2)	$(7,786)	$(4,148)
Segment operating income (loss) as a percent of segment gross billings	(5.5)	(2.1)%
Segment operating income (loss) as a percent of segment revenue	(18.5)	(7.6)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for the three months ended March 31, 2016 includes restructuring charges of $2.9 million in North America (which excludes $2.6 million of stock-based compensation), $3.5 million in EMEA and $3.4 million in Rest of World.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Income (loss) from continuing operations."

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Income (loss) from continuing operations	$(16,739)	$(15,267)	$(24,613)	$(32,552)	(45,596)
Adjustments:
Stock-based compensation (1)	35,144	38,467	35,432	32,691	27,976
Depreciation and amortization	32,200	31,372	35,635	33,763	34,797
Acquisition-related expense (benefit), net	(269)	505	1,064	557	3,464
Restructuring charges (1)	—	—	24,146	5,422	12,444
Gain on disposition of business	—	—	(13,710)	—	—
Prepaid marketing write-off	—	—	6,690	—	—
Securities litigation expense	—	—	37,500	—	—
Non-operating expense (income), net (1)	19,927	(2,941)	8,160	3,393	(3,486)
Provision (benefit) for income taxes	2,107	8,982	(53,970)	23,736	1,749
Total adjustments	89,109	76,385	80,947	99,562	76,944
Adjusted EBITDA	$72,370	$61,118	$56,334	$67,010	$31,348

(1)
Includes stock-based compensation classified within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.02 million, $0.1 million, $0.2 million and $0.2 million of additional stock-based compensation for the three months ended June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, respectively. Restructuring charges includes $2.6 million of additional stock-based compensation for the three months ended March 31, 2016.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three months ended March 31, 2016:

Three Months Ended March 31, 2016
Net income (loss) attributable to common stockholders	$(49,119)
Stock-based compensation (1)	28,208
Amortization of acquired intangible assets	4,654
Acquisition-related expense (benefit), net	3,464
Restructuring charges	12,444
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings (2)	(5,470)
Loss from changes in fair value of investments	1,100
Income tax effect of above adjustments	88
Non-GAAP net income (loss) attributable to common stockholders	$(4,631)

Diluted shares	582,751,678
Incremental diluted shares	—
Adjusted diluted shares	582,751,678

Diluted net income (loss) per share	$(0.08)
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, intercompany foreign currency losses (gains), items that are unusual in nature and infrequently occurring and related tax effects	0.07
Non-GAAP net income (loss) per share	$(0.01)

(1)	Excludes $2.6 million of stock-based compensation classified within restructuring charges.

(2)
For the three months ended March 31, 2016, a $1.5 million cumulative translation loss was reclassified to earnings as a result of the Company's exit from certain countries as part of its restructuring plan.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the three months ended March 31, 2016 was as follows:

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2016
	At Avg. Q1 2015 Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q4 2015 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$1,507,711	$(35,701)	$1,472,010	$1,478,984	$(6,974)	$1,472,010
Revenue	746,095	(14,124)	731,971	734,872	(2,901)	731,971
Income (loss) from operations	$(47,104)	$(229)	$(47,333)	$(46,447)	$(886)	$(47,333)

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months ended March 31, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months ended December 31, 2015.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
EMEA Gross billings growth, excluding FX	7%	9%	(1)%	(2)%	(12)%
FX Effect	(18)	(19)	(14)	(11)	(3)
EMEA Gross billings growth	(11)%	(10)%	(15)%	(13)%	(15)%

Rest of World Gross billings growth, excluding FX	(1)%	6%	—%	(7)%	(17)%
FX Effect	(11)	(15)	(19)	(14)	(11)
Rest of World Gross billings growth	(12)%	(9)%	(19)%	(21)%	(28)%

Consolidated Gross billings growth, excluding FX	10%	10%	6%	4%	(3)%
FX Effect	(8)	(8)	(8)	(5)	(2)
Consolidated Gross billings growth	2%	2%	(2)%	(1)%	(5)%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
EMEA Revenue growth, excluding FX	13%	9%	2%	3%	(10)%
FX Effect	(19)	(19)	(15)	(12)	(3)
EMEA Revenue growth	(6)%	(10)%	(13)%	(9)%	(13)%

Rest of World Revenue growth, excluding FX	(8)%	(4)%	(5)%	(8)%	(8)%
FX Effect	(10)	(14)	(18)	(15)	(14)
Rest of World Revenue growth	(18)%	(18)%	(23)%	(23)%	(22)%

Consolidated Revenue growth, excluding FX	10%	11%	7%	9%	(1)%
FX Effect	(7)	(8)	(7)	(5)	(1)
Consolidated Revenue growth	3%	3%	—%	4%	(2)%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2016 was as follows:

	At Avg. Q1 2015 Rates (1)	Exchange Rate Effect (2)	March 31, 2016 As Reported	March 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$540,038	$(415)	$539,623	$512,558	5.3%	5.4%

Travel:
Third party	103,473	(83)	103,390	96,678	6.9%	7.0%
Total services	643,511	(498)	643,013	609,236	5.5%	5.6%

Goods:
Third party	8,515	(210)	8,305	6,360	30.6%	33.9%
Direct	285,756	—	285,756	278,381	2.6%	2.6%
Total	294,271	(210)	294,061	284,741	3.3%	3.3%

Total gross billings	$937,782	$(708)	$937,074	$893,977	4.8%	4.9%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2016 was as follows:

	At Avg. Q1 2015 Rates (1)	Exchange Rate Effect (2)	March 31, 2016 As Reported	March 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$180,262	$(6,229)	$174,033	$217,598	(20.0)%	(17.2)%

Travel:
Third party	59,189	(1,988)	57,201	65,065	(12.1)%	(9.0)%
Total services	239,451	(8,217)	231,234	282,663	(18.2)%	(15.3)%

Goods:
Third party	57,626	(1,853)	55,773	69,537	(19.8)%	(17.1)%
Direct	108,270	(3,050)	105,220	106,989	(1.7)%	1.2%
Total	165,896	(4,903)	160,993	176,526	(8.8)%	(6.0)%

Total gross billings	$405,347	$(13,120)	$392,227	$459,189	(14.6)%	(11.7)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2016 was as follows:

	At Avg. Q1 2015 Rates (1)	Exchange Rate Effect (2)	March 31, 2016 As Reported	March 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$86,569	$(11,275)	$75,294	$99,735	(24.5)%	(13.2)%

Travel:
Third party	28,918	(4,990)	23,928	32,946	(27.4)%	(12.2)%
Total services	115,487	(16,265)	99,222	132,681	(25.2)%	(13.0)%

Goods:
Third party	40,658	(3,598)	37,060	61,289	(39.5)%	(33.7)%
Direct	8,437	(2,010)	6,427	4,865	32.1%	73.4%
Total	49,095	(5,608)	43,487	66,154	(34.3)%	(25.8)%

Total gross billings	$164,582	$(21,873)	$142,709	$198,835	(28.2)%	(17.2)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended March 31, 2016 was as follows:

	At Avg. Q1 2015 Rates (1)	Exchange Rate Effect (2)	March 31, 2016 As Reported	March 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$806,869	$(17,919)	$788,950	$829,891	(4.9)%	(2.8)%

Travel:
Third party	191,580	(7,061)	184,519	194,689	(5.2)%	(1.6)%
Total services	998,449	(24,980)	973,469	1,024,580	(5.0)%	(2.6)%

Goods:
Third party	106,799	(5,661)	101,138	137,186	(26.3)%	(22.2)%
Direct	402,463	(5,060)	397,403	390,235	1.8%	3.1%
Total	509,262	(10,721)	498,541	527,421	(5.5)%	(3.4)%

Total gross billings	$1,507,711	$(35,701)	$1,472,010	$1,552,001	(5.2)%	(2.9)%

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2016.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$512,558	$499,378	$481,608	$531,154	$539,623
Travel Gross Billings	96,678	102,908	101,801	89,389	103,390
Gross Billings - Services	609,236	602,286	583,409	620,543	643,013
Gross Billings - Goods	284,741	293,970	285,794	429,818	294,061
Total Gross Billings	$893,977	$896,256	$869,203	$1,050,361	$937,074
Year-over-year growth	14%	12%	12%	11%	5%
% Third Party and Other	69%	68%	68%	60%	70%
% Direct	31%	32%	32%	40%	30%
Gross Billings Trailing Twelve Months (TTM)	$3,415,687	$3,513,098	$3,608,015	$3,709,797	$3,752,894

Revenue (3):
Local Revenue	$180,864	$172,461	$163,786	$184,201	$192,153
Travel Revenue	19,989	21,958	21,394	18,390	20,914
Revenue - Services	200,853	194,419	185,180	202,591	213,067
Revenue - Goods	279,029	286,863	278,751	420,056	287,746
Total Revenue	$479,882	$481,282	$463,931	$622,647	$500,813
Year-over-year growth	11%	14%	11%	13%	4%
% Third Party and Other	42%	41%	40%	33%	43%
% Direct	58%	59%	60%	67%	57%
Revenue TTM	$1,873,281	$1,930,632	$1,976,069	$2,047,742	$2,068,673

Gross Profit (4):
Local Gross Profit	$154,776	$147,574	$138,798	$159,745	$164,018
% of North America Local Gross Billings	30.2%	29.6%	28.8%	30.1%	30.4%
Travel Gross Profit	15,791	18,385	17,644	15,207	15,712
% of North America Travel Gross Billings	16.3%	17.9%	17.3%	17.0%	15.2%
Gross Profit - Services	170,567	165,959	156,442	174,952	179,730
% of North America Services Gross Billings	28.0%	27.6%	26.8%	28.2%	28.0%
Gross Profit - Goods	23,923	30,598	34,801	44,329	36,213
% of North America Goods Gross Billings	8.4%	10.4%	12.2%	10.3%	12.3%
Total Gross Profit	$194,490	$196,557	$191,243	$219,281	$215,943
Year-over-year growth	8%	9%	9%	12%	11%
% Third Party and Other	88%	85%	83%	81%	84%
% Direct	12%	15%	17%	19%	16%
% of North America Total Gross Billings	21.8%	21.9%	22.0%	20.9%	23.0%

EMEA Segment:
Gross Billings:
Local Gross Billings	$217,598	$198,553	$182,540	$197,445	$174,033
Travel Gross Billings	65,065	59,544	64,916	59,836	57,201
Gross Billings - Services	282,663	258,097	247,456	257,281	231,234
Gross Billings - Goods	176,526	175,439	167,026	229,866	160,993
Total Gross Billings	$459,189	$433,536	$414,482	$487,147	$392,227
Year-over-year growth	(11)%	(10)%	(15)%	(13)%	(15)%
Year-over-year growth, excluding FX	7%	9%	(1)%	(2)%	(12)%
% Third Party and Other	77%	76%	75%	70%	73%
% Direct	23%	24%	25%	30%	27%
Gross Billings TTM	$1,992,408	$1,942,689	$1,867,748	$1,794,354	$1,727,392

Revenue:
Local Revenue	$82,536	$75,543	$70,781	$73,225	$61,886
Travel Revenue	14,717	13,100	13,561	11,681	11,178
Revenue - Services	97,253	88,643	84,342	84,906	73,064
Revenue - Goods	118,967	115,404	114,945	163,420	115,906
Total Revenue	$216,220	$204,047	$199,287	$248,326	$188,970
Year-over-year growth	(6)%	(10)%	(13)%	(9)%	(13)%
Year-over-year growth, excluding FX	13%	9%	2%	3%	(10)%
% Third Party and Other	51%	48%	48%	41%	44%
% Direct	49%	52%	52%	59%	56%
Revenue TTM	$946,457	$922,814	$892,029	$867,880	$840,630

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Gross Profit:
Local Gross Profit	$77,356	$70,270	$66,288	$68,966	$58,263
% of EMEA Local Gross Billings	35.5%	35.4%	36.3%	34.9%	33.5%
Travel Gross Profit	12,400	11,939	12,323	10,732	10,215
% of EMEA Travel Gross Billings	19.1%	20.1%	19.0%	17.9%	17.9%
Gross Profit - Services	89,756	82,209	78,611	79,698	68,478
% of EMEA Services Gross Billings	31.8%	31.9%	31.8%	31.0%	29.6%
Gross Profit - Goods	25,481	21,878	24,905	43,026	26,412
% of EMEA Goods Gross Billings	14.4%	12.5%	14.9%	18.7%	16.4%
Total Gross Profit	$115,237	$104,087	$103,516	$122,724	$94,890
Year-over-year growth	(18)%	(26)%	(21)%	(14)%	(18)%
% Third Party and Other	87%	86%	86%	77%	82%
% Direct	13%	14%	14%	23%	18%
% of EMEA Total Gross Billings	25.1%	24.0%	25.0%	25.2%	24.2%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$99,735	$100,403	$92,972	$83,430	$75,294
Travel Gross Billings	32,946	31,263	30,709	25,369	23,928
Gross Billings - Services	132,681	131,666	123,681	108,799	99,222
Gross Billings - Goods	66,154	67,555	60,168	60,685	43,487
Total Gross Billings	$198,835	$199,221	$183,849	$169,484	$142,709
Year-over-year growth	(12)%	(9)%	(19)%	(21)%	(28)%
Year-over-year growth, excluding FX	(1)%	6%	—%	(7)%	(17)%
% Third Party and Other	98%	97%	96%	95%	95%
% Direct	2%	3%	4%	5%	5%
Gross Billings TTM	$861,032	$840,243	$797,454	$751,389	$695,263

Revenue:
Local Revenue	$30,281	$28,499	$26,372	$22,229	$22,082
Travel Revenue	6,495	6,363	6,135	5,098	5,049
Revenue - Services	36,776	34,862	32,507	27,327	27,131
Revenue - Goods	17,478	18,204	17,870	18,870	15,057
Total Revenue	$54,254	$53,066	$50,377	$46,197	$42,188
Year-over-year growth	(18)%	(18)%	(23)%	(23)%	(22)%
Year-over-year growth, excluding FX	(8)%	(4)%	(5)%	(8)%	(8)%
% Third Party and Other	91%	87%	86%	82%	85%
% Direct	9%	13%	14%	18%	15%
Revenue TTM	$244,326	$232,802	$217,476	$203,894	$191,828

Gross Profit:
Local Gross Profit	$26,161	$24,567	$22,568	$18,889	$18,771
% of Rest of World Local Gross Billings	26.2%	24.5%	24.3%	22.6%	24.9%
Travel Gross Profit	4,906	5,012	4,859	4,040	3,997
% of Rest of World Travel Gross Billings	14.9%	16.0%	15.8%	15.9%	16.7%
Gross Profit - Services	31,067	29,579	27,427	22,929	22,768
% of Rest of World Services Gross Billings	23.4%	22.5%	22.2%	21.1%	22.9%
Gross Profit - Goods	6,612	6,784	6,726	6,806	5,727
% of Rest of World Goods Gross Billings	10.0%	10.0%	11.2%	11.2%	13.2%
Total Gross Profit	$37,679	$36,363	$34,153	$29,735	$28,495
Year-over-year growth	(16)%	(20)%	(28)%	(23)%	(24)%
% Third Party and Other	99%	99%	99%	99%	100%
% Direct	1%	1%	1%	1%	—%
% of Rest of World Total Gross Billings	18.9%	18.3%	18.6%	17.5%	20.0%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$829,891	$798,334	$757,120	$812,029	$788,950
Travel Gross Billings	194,689	193,715	197,426	174,594	184,519
Gross Billings - Services	1,024,580	992,049	954,546	986,623	973,469
Gross Billings - Goods	527,421	536,964	512,988	720,369	498,541
Total Gross Billings	$1,552,001	$1,529,013	$1,467,534	$1,706,992	$1,472,010
Year-over-year growth	2%	2%	(2)%	(1)%	(5)%
Year-over-year growth, excluding FX	10%	10%	6%	4%	(3)%
% Third Party and Other	75%	74%	74%	66%	73%
% Direct	25%	26%	26%	34%	27%
Gross Billings TTM	$6,269,127	$6,296,030	$6,273,217	$6,255,540	$6,175,549
Year-over-year growth	7%	6%	3%	—%	(1)%

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Revenue:
Local Revenue	$293,681	$276,503	$260,939	$279,655	$276,121
Travel Revenue	41,201	41,421	41,090	35,169	37,141
Revenue - Services	334,882	317,924	302,029	314,824	313,262
Revenue - Goods	415,474	420,471	411,566	602,346	418,709
Total Revenue	$750,356	$738,395	$713,595	$917,170	$731,971
Year-over-year growth	3%	3%	—%	4%	(2)%
Year-over-year growth, excluding FX	10%	11%	7%	9%	(1)%
% Third Party and Other	48%	46%	46%	38%	46%
% Direct	52%	54%	54%	62%	54%
Revenue TTM	$3,064,064	$3,086,248	$3,085,574	$3,119,516	$3,101,131
Year-over-year growth	13%	10%	5%	3%	1%

Gross Profit:
Local Gross Profit	$258,293	$242,411	$227,654	$247,600	$241,052
% of Consolidated Local Gross Billings	31.1%	30.4%	30.1%	30.5%	30.6%
Travel Gross Profit	33,097	35,336	34,826	29,979	29,924
% of Consolidated Travel Gross Billings	17.0%	18.2%	17.6%	17.2%	16.2%
Gross Profit - Services	291,390	277,747	262,480	277,579	270,976
% of Consolidated Services Gross Billings	28.4%	28.0%	27.5%	28.1%	27.8%
Gross Profit - Goods	56,016	59,260	66,432	94,161	68,352
% of Consolidated Goods Gross Billings	10.6%	11.0%	13.0%	13.1%	13.7%
Total Gross Profit	$347,406	$337,007	$328,912	$371,740	$339,328
Year-over-year growth	(5)%	(8)%	(7)%	(2)%	(2)%
% Third Party and Other	89%	87%	85%	81%	85%
% Direct	11%	13%	15%	19%	15%
% of Total Consolidated Gross Billings	22.4%	22.0%	22.4%	21.8%	23.1%

Marketing	$52,533	$57,007	$61,587	$83,208	$89,765
Selling, general and administrative	$289,847	$288,721	$326,248	$287,976	$280,988
Adjusted EBITDA	$72,370	$61,118	$56,334	$67,010	$33,923
% of Total Consolidated Gross Billings	4.7%	4.0%	3.8%	3.9%	2.3%
% of Total Consolidated Revenue	9.6%	8.3%	7.9%	7.3%	4.6%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q1 2015 (10)	Q2 2015 (10)	Q3 2015 (10)	Q4 2015 (10)	Q1 2016

Net cash provided by (used in) operating activities from continuing operations	$43,607	$13,325	$(7,640)	$250,455	$(76,725)
Purchases of property and equipment and capitalized software from continuing operations	(18,294)	(22,452)	(27,735)	(15,507)	(19,952)
Free cash flow	$25,313	$(9,127)	$(35,375)	$234,948	$(96,677)

Net cash provided by (used in) operating activities from continuing operations (TTM)	$320,803	$358,576	$325,971	$299,747	$179,415
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(85,761)	(79,501)	(88,598)	(83,988)	(85,646)
Free cash flow (TTM)	$235,042	$279,075	$237,373	$215,759	$93,769

Net cash provided by (used in) investing activities from continuing operations	$(19,443)	$(28,541)	$(98,028)	$(31,238)	$(20,778)
Net cash provided by (used in) financing activities	$(35,838)	$(141,557)	$(14,793)	$(323,597)	$(78,015)

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(105,821)	$(102,205)	$(181,187)	$(177,250)	$(178,585)
Net cash provided by (used in) financing activities (TTM)	$(198,627)	$(221,354)	$(216,683)	$(515,785)	$(557,962)

Other Metrics:
Active Customers (6)
North America	24.6	24.9	25.2	25.9	26.9
EMEA	15.3	15.5	15.4	15.4	15.3
Rest of World	8.2	8.2	8.0	7.6	7.2
Total Active Customers	48.1	48.6	48.6	48.9	49.4

TTM Gross Billings / Average Active Customer (7)
North America	$147	$148	$148	$149	$146
EMEA	134	130	123	117	113
Rest of World	101	98	99	96	90
Consolidated	135	133	132	130	127

Global headcount as of March 31, 2016 and 2015 was as follows:

	Q1 2015	Q1 2016
Sales (8)	4,429	3,711
% North America	30%	34%
% EMEA	42%	42%
% Rest of World	28%	24%
Other	6,386	5,551
Total Headcount	10,815	9,262

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds..

(2)	Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions include advertising, payment processing and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of commission revenue, payment processing revenue and advertising revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics exclude Ticket Monster, which has been classified as discontinued operations. The Company sold a controlling stake in Ticket Monster in May 2015.

(10)
The Company adopted the guidance in ASU 2016-09 on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in adjustments to net cash provided by (used in) operating activities, net cash used in financing activities, and free cash flow for the three-month and trailing twelve-month periods ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.

(11)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.